SE Financial Corp.

                                                           FOR IMMEDIATE RELEASE
                                                          Contact: Pamela M. Cyr
                                                               President and CEO
                                                                  (215) 468-1700

                               SE FINANCIAL CORP.
                      ANNOUNCES THIRD QUARTER 2005 EARNINGS
                        AND KEY STRATEGIC ACCOMPLISHMENTS


         Philadelphia, Pennsylvania, August 30, 2005 - SE Financial Corp. (OTCBB: SEFL) (the "Company"), the holding company for St. Edmond's Federal Savings Bank, announced net income of $89.2 thousand, or $.04 per share, for the three months ended July 31, 2005 compared to $191.7 thousand, or $.08 per share for the same period last year. For the nine months ended July 31, 2005, net income was $564.5 thousand, or $.24 per share compared to $440.4 thousand, or $.08 per share for the nine months ended July 31, 2004.

         Commenting on the results for the quarter, Pam Cyr, President and CEO, stated, "Although net income for the quarter was significantly impacted by an increase in professional fees due to costs associated with the Company's annual meeting and legal expenses incurred to defend against the actions of a dissident shareholder, the new management team, having joined the Company in March 2005, has already achieved many key strategic objectives." The Company believes that these initiatives will support franchise and shareholder value. Key accomplishments for the quarter include:

o Total loan growth of $5.9 million for the quarter ($12.8 million fiscal year to date).

o Increase in core deposits (checking, savings, and money market accounts) by $2.2 million for the quarter ($2.3 million fiscal year to date).

o Increase in total deposits by $3.7 million for the quarter ($5.7 million fiscal year to date).

o Announcement of plans to open a Neighborhood Banking Office in the Roxborough section of Philadelphia, anticipated by late 2005.

o Announcement of a stock repurchase program for up to 10% of the Company's outstanding stock or 257,888 shares.

o Implementation of strategies to reduce both federal and state income tax expense.

o Enhancement of technology infrastructure to upgrade data security and to facilitate cost effective franchise growth.

o Development and deployment of deposit products positioning the Bank for growth in a competitive environment, including non-profit and business banking services, escrow accounts, tiered business and retail money market accounts, and product offerings targeting the senior market.


Ms. Cyr also stated, "The Company's objective is to provide increased value to our shareholders through core deposit and loan growth, the addition of Neighborhood Banking Offices in high opportunity markets, and effective capital management. We believe that our enhanced menu of products and services, delivered by experienced banking professionals, will contribute to the expansion and diversification of our customer base and loan and deposit portfolios."

--------------------------------------------------------------------------------
                                                          Increase   % Increase
                               QTR 7/31/05  QTR 4/30/05  (Decrease)   (Decrease)
                               -----------  -----------  ---------- ------------

Total Assets                      133,923     124,847       9,076         7.3%
Loans                              78,017      72,122       5,895         8.2%
Deposits                           81,063      77,321       3,742         4.8%
Stockholders' Equity               31,714      31,696          18         0.1%
Interest Income                     1,823       1,692         131         7.7%
Interest Expense                      733         621         112        18.0%
Net Interest Income                 1,090       1,072          18         1.7%
Provision for loan losses              45          34          11        32.4%
Noninterest Income                    128         116          12        10.3%
Noninterest Expense                 1,059         859         200        23.3%
Net Income                             89         204        (115)      (56.4%)
Net Interest Margin                  3.49%       3.63%       (.14%)      (3.9%)
Yield on Loans                       6.87%       6.80%        .07%        1.0%
Yield on Investments                 4.25%       4.19%        .06%        1.4%
Cost of Deposits                     2.79%       2.68%        .11%        4.1%
Cost of Borrowings                   3.88%       3.40%        .48%       14.1%
--------------------------------------------------------------------------------


Comparison  of the Results of  Operations  for the Three  Months and Nine Months
--------------------------------------------------------------------------------
Ended July 31, 2005 and July 31, 2004
-------------------------------------

         For the three months ended July 31, 2005, net interest income after provision for loan losses totaled $1.0 million compared to $850 thousand for the three months ended July 31, 2004, an increase of $194.6 thousand, or 22.9%. This increase is attributable to an increase in the average balance of interest-earning assets to $127.2 million for the three months ended July 31, 2005 compared to $115.9 million for the three months ended July 31, 2004 as well as an increase in the net interest margin of 47 basis points to 3.49% from 3.02%. Management anticipates that the Company may experience margin compression in the future as the current rate environment could result in interest-bearing liabilities, primarily certificates of deposit, repricing faster than interest-earning assets, primarily long term mortgage loans. Non-interest income was $128.5 thousand for the three months ended July 31, 2005 compared to $92.7 thousand for the three months ended July 31, 2004 due mainly to gains on the sale of securities of $22 thousand and an increase of $9 thousand in service fees on deposit accounts. Non-interest expense was $1.1 million for the three months ended July 31, 2005 compared to $644.8 thousand for the three months ended July 31, 2004. The increase in non-interest expense was due to increases in compensation and employee benefits, professional fees, and other expense of $99 thousand, $201 thousand and $113 thousand, respectively. The increase in compensation and employee benefits was due to additions to staff, normal salary increases and employee stock ownership plan expense. The increases in professional fees were due mainly to costs associated with the Company's annual meeting and legal expenses incurred to defend against the actions of a dissident shareholder as well as accounting, auditing and legal fees that resulted from becoming a public reporting company, including SOX compliance expenses. The increase in other expense was due mainly to increased advertising costs, telecommunications enhancement expense, supplies expense, costs related to the production of the annual report and proxy and costs associated with being a public company.

         For the nine months ended July 31, 2005, net interest income after provision for loan losses totaled $3.1 million compared to $2.2 million for the nine months ended July 31, 2004, an increase of $886.1 thousand, or 40.3%. This increase is attributable to an increase in the average balance of interest-earning assets to $122.2 million for the nine months ended July 31, 2005 compared to $95.6 million for the nine months ended July 31, 2004 as well as an increase in the net interest margin of 37 basis points to 3.54% from 3.17%. Management anticipates that the Company may experience margin compression in the future as the current rate environment could result in interest-bearing liabilities, primarily certificates of deposit, repricing faster than interest-earning assets, primarily long term mortgage loans. Non-interest income was $341.0 thousand for the nine months ended July 31, 2005 compared to $270.7 thousand for the nine months ended July 31, 2004 due mainly to gains on the sale of securities of $32.6 thousand, an increase of $14.8 thousand in service fees on deposit accounts and an increase of $14.3 thousand from earnings on bank-owned life insurance. Non-interest expense was $2.6 million for the nine months ended July 31, 2005 compared to $1.8 million for the nine months ended July 31, 2004 due to increases in compensation and employee benefits, professional fees, and other expense of $363.9 thousand, $296.7 thousand, and $156.0 thousand, respectively. Compensation and employee benefits increased due to additions to staff, a severance payment to the former President, normal salary increases, implementation of an employee stock ownership plan in 2004, and increased medical insurance costs. Professional fees increased due mainly to costs associated with the Company's annual meeting and legal expenses incurred to defend against the actions of a dissident shareholder as well as accounting, auditing and legal fees that resulted from becoming a public reporting company including SOX compliance expenses. Other expense increased due mainly to increased advertising costs, telecommunications enhancement expense, supplies expense, costs related to the production of the annual report and proxy and costs associated with becoming a public company.

Comparison of Financial Condition at July 31, 2005 and October 31, 2004
-----------------------------------------------------------------------

         Total assets at July 31, 2005 were $133.9 million compared to $124.8 million at October 31, 2004. Cash and cash equivalents decreased to $1.0 million at July 31, 2005 from $6.2 million at October 31, 2004. Net loans increased $12.6 million, or 19.5%, to $77.4 million at July 31, 2005 from $64.8 million at October 31, 2004. Deposits increased to $81.1 million at July 31, 2005 from $75.4 million at October 31, 2004. Borrowed money increased to $19.9 million at July 31, 2005 from $16.6 million at October 31, 2004.

         SE Financial Corp. is the holding company for St. Edmond's Federal Savings Bank, a federally chartered stock savings institution with two offices located in Philadelphia, Pennsylvania and Sewell, New Jersey.

         Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

                               SE FINANCIAL CORP.

Selected Income Statement Data (Unaudited)
(Dollars in thousands except per share data)             Three Months Ended July 31,           Nine Months Ended July 31,
--------------------------------------------            ---------------------------            --------------------------
                                                            2005               2004               2005               2004
                                                          ------             ------             ------             ------
Interest income                                       $    1,823         $    1,415         $    5,151         $    3,806
Interest expense                                             733                556              1,969              1,580
                                                      ----------         ----------         ----------         ----------
Net interest income                                        1,090                859              3,182              2,226
Provision for loan losses                                     45                  9                 96                 27
                                                      ----------         ----------         ----------         ----------
Net interest income after provision for loan losses        1,045                850              3,086              2,199
Noninterest income                                           128                 93                341                271
Noninterest expense                                        1,059                645              2,610              1,787
                                                      ----------         ----------         ----------         ----------
Income before taxes                                          114                298                817                683
Income tax expense                                            25                106                252                243
                                                      ----------         ----------         ----------         ----------
Net income                                            $       89         $      192         $      565         $      440
                                                      ==========         ==========         ==========         ==========

Weighted average shares outstanding (1)                2,386,086          2,374,450          2,384,036          2,374,450
Earnings per share (1)                                $     0.04         $     0.08         $     0.24         $     0.08
------------------------------------------------------------------------------------------------------------------------------


     Performance Ratios (Unaudited)                          Three Months Ended July 31,          Nine Months Ended July 31,
                                                             ---------------------------          --------------------------
                                                                2005             2004                2005            2004
                                                                ----             ----                ----            ----
        Return on average assets (2)                            0.27%            0.63%               0.59%           0.59%
        Return on average equity (2)                            1.12%            3.14%               2.38%           4.36%
        Net yield on average interest earning assets (2)(3)     3.49%            3.02%               3.54%           3.17%
------------------------------------------------------------------------------------------------------------------------------



     Selected Balance Sheet Data (Unaudited)
     (Dollars in thousands except per share data)                        July 31,                           October 31,
                                                                           2005                                2004
                                                                         --------                           -----------
        Assets                                                          $ 133,923                           $ 124,779
        Loan receivable, net                                               77,413                              64,810
        Cash and cash equivalents                                           1,016                               6,181
        Investment securities                                              48,423                              48,437
        Deposits                                                           81,063                              75,385
        FHLB borrowings                                                    19,918                              16,576
        Total stockholders' equity                                         31,714                              31,603
        Ending shares outstanding (1)                                   2,390,985                           2,378,125
        Book value per share (1)                                            13.26                               13.29
        Stockholders' equity to total assets                                23.68%                              25.33%
------------------------------------------------------------------------------------------------------------------------------


     Asset Quality (Unaudited)
     (Dollars in thousands)                                               July 31,                           October 31,
                                                                            2005                                2004
                                                                         --------                           -----------
        Non-performing assets (4)                                           $ 61                                $126
        Allowance for losses                                                 453                                 343
        Non-performing assets to total assets                               0.05%                               0.10%
        Allowance for losses to total loans                                 0.59%                               0.53%
        Allowance for losses to non-performing assets                     742.62%                             272.22%
------------------------------------------------------------------------------------------------------------------------------

(1) Shares outstanding does not include unreleased ESOP shares for purposes of the weighted average shares outstanding calculation or for the ending shares outstanding calculation. 2004 Earnings per share figures reflect earnings since becoming a public company on May 5, 2004. There is no dilutive effect on earnings per share as the Company has a simple capital structure.
(2)  Annualized for the three and nine months ended July 31, 2005 and 2004.
(3) The yield on municipal securities has been adjusted to a tax-equivalent basis.
(4)  Non-performing assets include non-accrual loans and real estate owned.